EXHIBIT 28(J)(II)

                               CONSENT OF COUNSEL

      We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of Gabelli 787 Fund, Inc. as filed with the Securities and Exchange Commission on or about March 1, 2010.

/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
March 1, 2010